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                                                                   EXHIBIT 10.08

                               NASHUA CORPORATION

                            MANAGEMENT INCENTIVE PLAN

1.    PURPOSE

      The purposes of the Management Incentive Plan ("MIP" or the "Plan") for Nashua Corporation (the "Company") are as follows:

      (a)   to attract and retain the best possible management talent;

      (b)   to permit management of the Company to share in its profits;

      (c)   to promote the success of the Company; and

      (d) to link management rewards closely to individual and Company performance.


2.    DEFINITIONS

      (a)   "Code" means the Internal Revenue Code of 1986, as amended.

      (b) "Committee" means the Leadership and Compensation Committee of the Company's Board of Directors.

      (c)   "Company" means Nashua Corporation.

      (d) "Division Operating Performance" means the financial performance of each division of Nashua Corporation as reported by the Company in its public filings.

      (e) "DPO" means management performance objectives which are specific performance objectives for certain division managers approved by the appropriate Division President and/or Corporate Leadership staff who directly or indirectly supervises the Participant. Up to twenty percent of the Participant's management incentive payment may be based upon successful achievement of the specific Performance Objectives.

      (f)   "MIP" means the Management Incentive Plan of the Company.

      (g) "Participant" means any employee of the Company or any of its subsidiaries who has been designated as a Participant in the Plan in accordance with Article 3.

      (h) "Performance Objectives" means one or more pre-established performance objectives, including PTIP and DPO.

      (i)   "Plan" means the Management Incentive Plan for Nashua Corporation.

      (j)   "Plan Year" means the fiscal year of the Company.
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      (k)   "PTIP" means pretax incremental profit from the Company or Division
            Operating Performance for the Company's fiscal year as calculated according to generally accepted accounting practices (GAAP).

      (l) "Total Company Operating Performance" means the financial performance of all of Nashua Corporation and its divisions during the Company's fiscal year.

3.    PARTICIPATION

            Participation in the Plan is limited to key managers of the Company who have been recommended as Participants by the Officers of the Company and approved by the Committee. Participants may include, but are not limited to: Corporate Staff and Division Officers of the Company, non-officer General Managers and key functional Directors and Managers. The recommendation list is reviewed and approved by the Committee at the beginning of each Plan Year. Any changes to the list of Participants during any Plan Year will be recommended by the Chief Executive Officer and approved by the Committee.

4.    ANNUAL BONUS OPPORTUNITY

      Participants may have the opportunity to earn an annual variable bonus.

      (a)   Target Bonus

            The Target Bonus for each Participant is established each Plan Year. Bonuses will be capped based on award level at a minimum of 190% of Target Bonus at 150% of Annual Pretax Budget.

      (b)   Bonus Payout

            (i) A Participant's annual bonus payout is based on the overall Company's performance and for business unit performance where appropriate, the business unit performance and pre-established Performance Objectives.

            (ii) Within the first 90 days of the beginning of each Plan Year, Performance Objectives for Participants will be established. Specific Performance Objectives will vary based on the specific business strategy of the Company and the business unit, and may include such measures as: PTIP, DPO.


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            (iii) Bonus payouts will be determined based on the following schedule:

                  - BONUS AT TARGET. The bonus award of an individual will meet the "target" level ranging from 15% to 50% of base salary, if the budgeted pretax income is achieved for his/her division and/or if corporate budgeted pretax income is achieved. In the case of an individual at the 15% award level, up to 20% of the award can be DPO based.

                  - BONUS BELOW TARGET. In the event of below budget performance, the threshold for a payout is 85% of budgeted consolidated pretax income. In the event that corporate performance is 84% or lower than budgeted pretax income, no employee of either the corporate office or of any division will receive an income based bonus. For pretax income performance between 85% and 100%, bonuses will be paid at 75% and 100%, respectively, with interpolation in between.

                  - BONUS ABOVE TARGET. In the event of above budgeted performance, a higher percentage of incremental pretax income will fund the bonus award pool based on award level. Bonus will not exceed 190% of the bonus at target and maximum bonus is achieved for 150% of budgeted pretax income.

            (iv) Bonus payouts will be determined based on the formula used to measure the Company's or the respective business unit(s) (as applicable) results for each Participant, and calculated in accordance with the Performance Objectives approved by the Committee.

            (v) The Committee may, in its sole discretion, make required adjustments to the Plan.

            (vi) No bonuses for a Plan Year shall be paid to Participant unless the Minimum Thresholds set by the Committee for such Plan Year is met.

      (c)   Bonus Determination in Cases of Leave of Absence

            (i) If a Participant is on a Company approved leave of absence (including, without limitation, leaves of absence covered by the Family and Medical Leave Act) for less than three months during the Plan Year, then the employee will continue to participate in this Plan for that Plan Year; provided that the Committee may, in its sole discretion, decrease the potential bonus under this Plan on a prorated basis.

            (ii) If a Participant is on a non-Company approved leave of absence or is on a Company approved leave of absence for more than three months, then the Participant is not eligible to receive awards under this Plan, unless approved by the Committee.


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      (d)   Bonus Determination in Cases of Termination

            (i) Participants whose employment terminated prior to the end of the Plan Year for any reasons other than death, disability, or retirement are not eligible to receive awards under this Plan, unless approved by the Committee.

            (ii) Participants whose employment terminates after the end of the Plan Year, but before payment of the award, are not eligible to receive the awards under this Plan unless approved by the Committee.

5.    TIMING OF PAYMENT OF BONUSES

      (a)   Current Payment

            Except as provided in Section 5(b), the bonus allocated by the Committee for each Participant shall be paid in cash and in full as soon as may be conveniently possible after such allocation by the Board and certification by the Committee of the Company's achievement of the relevant Performance Objectives, but not later than two and one-half months from the last day of the Plan Year to which such bonus relates.

      (b)   Deferral of Bonus

            Any Participant may elect to defer receipt of all or part of such bonus in accordance with any deferred compensation plans which may be offered by the Company in the future.

6.    PLAN ADMINISTRATION

      (a)   General Administration

            The Committee will administer the Plan, and will interpret the provisions of the Plan. The interpretation and application of these terms by the Committee shall be binding and conclusive. The Committee's authority will include, but is not limited to:

            (i)   Selecting of Participants

            (ii) Establishing and modifying Performance Objectives, and weighting Performance Objectives.

            (iii) The determination of performance results and bonus awards.

            (iv) Exceptions to the provisions of the Plan made in good faith and for the benefit of the Company.


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      (b)   Adjustments for Extraordinary Events

            If an event occurs during a Plan Year that materially influences the performance measures of the Company and is deemed by the Committee to be extraordinary and out of the control of management, the Committee may, in its sole discretion, increase or decrease the Performance Objectives used to determine the annual bonus payout. Events warranting such action may include, but are not limited to, changes in accounting, tax or regulatory rulings and significant changes in economic conditions resulting in windfall gains or losses.

      (c)   Amendment, Suspension, or Termination of the Plan

            The Committee may amend, suspend or terminate the Plan, in whole or in part, at any time, if, in the sole judgment of the Committee, such action is in the best interests of the Company. Notwithstanding the above, any such amendment, suspension or termination must be prospective in that it may not deprive Participants of that which they otherwise would have received under the Plan for the Plan Year had the Plan not been amended, suspended or terminated. The Company reserves the right to amend, modify, or repeal the Plan at any time without prior written notice to Participants.

7.    MISCELLANEOUS PROVISIONS

      (a)   Effective Date

            The effective date of the Plan is January 1, 2004.

      (b)   Titles

            Section and Article titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

      (c)   Employment Not Guaranteed

            Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the service of the Company.

      (d)   Validity

            In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not effect, in any respect whatsoever, the validity of any other provision of the Plan.


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      (e)   Withholding Tax

            The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

      (f)   Applicable Law

            The Plan shall be governed in accordance with the laws of the State of New Hampshire.


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